Exhibit 99.1




FRED'S                           4300 New Getwell Road, Memphis, Tennessee 38118


                                           Contact: Jerry A. Shore
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (901) 362-3733, Ext. 2217


                      FRED'S REPORTS SECOND quarter RESULTS


MEMPHIS, Tenn. (August 26, 2004) - Fred's Inc. (NASDAQ/NM: FRED) today reported financial results for the second fiscal quarter and six-month period ended July 31, 2004.

     Net income for the second quarter of 2004 totaled $3.1 million or $0.08 per diluted share versus $4.4 million or $0.11 per diluted share in the year-earlier period. For the first half of 2004, net income was $10.5 million or $0.27 per diluted share compared with $12.2 million or $0.31 per diluted share in the same period last year.

     Retail sales by Company stores for the second quarter of 2004 increased 13% and total sales for the quarter also rose 13% to $340.9 million versus $302.3 million in the same period last year. On a comparable store basis, sales increased 4.2% for the quarter. For the first half of 2004, retail sales by Company stores increased 12% and total sales for the period rose 11% to $682.3 million compared with $613.0 million in the year-earlier period. Comparable store sales for the first six months of 2004 increased 3.2% over the same period last year.

     Commenting on the results, Michael J. Hayes, Chief Executive Officer, said, "We were optimistic about the good start to the quarter we had in May, only to be disappointed in the results for June and July - with apparel and home furnishings being the two key sales areas hit the hardest. The impact of softer sales, a shift in our sales mix, and increased markdowns, combined with the run-up in transportation expenses due to higher diesel fuel costs, trimmed three cents from planned earnings per share - as discussed in our July sales release. The unanticipated factor was a sharp increase in our quarterly LIFO inflation index, which resulted in an additional one-cent reduction in earnings per share.

     "As we head into the third and fourth quarters, we do so with guarded optimism," Hayes added. "We are seeing some strength in the soft lines and domestics, but continue to experience negative comparable sales in home furnishings. Also, markdowns will probably remain over plan for the balance of the year as we continue to bring inventory back in line and as our customers remain focused on promotional opportunities. We believe the continued improvement in inventory and store fundamentals will pay off for us as consumers become more confident in their spending with the approach of the holiday season. Also, our store expansion program remains on track to add 85 to 90 new stores to our chain in 2004, with 46 of those already opened in the first half of this year"


                                     -MORE-

FRED Reports Second Quarter Results
Page 2
August 26, 2004


     Fred's gross profit for the second quarter was $94.0 million compared with $84.9 million in the prior-year period, representing an increase of 11% for the period. Gross margin for the quarter was 27.6% versus 28.1% last year, with the decline reflecting a change in product mix toward basic products, markdowns on promotional products, the impact of reinstating double coupon on Saturdays, pharmacy LIFO inflation index increase, and increased freight costs. Gross profit for the first six months of 2004 increased 10% to $190.8 million from $172.9 million in the first half of 2003. Gross margin for the 2004 year-to-date period was 28.0% versus 28.2% in the same period last year.

     Selling, general and administrative expenses for the second quarter of 2004 increased to 26.1% of sales versus 25.9% of sales in the year-earlier period. On a year-to-date basis in 2004, selling, general and administrative expenses increased to 25.6% of sales compared with 25.2% of sales in the first half of 2003. The increase in the expenses for the quarter and year-to-date period was attributable to higher store expenses relative to sales, insurance costs, and utilities and fuel related increases.

     Operating income for the second quarter of 2004 declined 26% to $5.0 million from $6.7 million in the year-earlier period. Operating income was 1.5% of sales in the second quarter of 2004 compared with 2.2% of sales in the second quarter of 2003. Operating income for the first half of 2004 declined 12% to $16.5 million from $18.7 million in the prior-year period. Operating income for the first half of 2004 was 2.4% of sales compared with 3.0% of sales in the first six months of last year.

     Fred's Inc. operates 559 discount general merchandise stores, including 25 franchised Fred's stores in the southeastern United States. For more information about the Company, visit Fred's website on the Internet at www.fredsinc.com.

     A  public,  listen-only  simulcast  and  replay of  Fred's  second  quarter conference call may be accessed at the Company's web site or at www.companyboardroom.com. The simulcast will begin at approximately 5:00 p.m. Eastern Time today and a replay of the call will be available beginning at approximately 9:00 p.m. Eastern Time and will run until September 26, 2004.

     Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's distribution center and its stores or between the Company's suppliers and same, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Fred's undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


                                     -MORE-

FRED Reports Second Quarter Results
Page 3
August 26, 2004


                                   FRED'S INC.
                         Unaudited Financial Highlights
                    (in thousands, except per share amounts)


                                                                             13 Weeks       13 Weeks
                                                                               Ended          Ended
                                                                             July 31,       August 2,      Percent
                                                                               2004           2003         Change
                                                                           -----------    -----------      --------
Net sales                                                                  $   340,850    $   302,270         12.8%
Operating income                                                           $     4,980    $     6,685        -25.5%
Net income                                                                 $     3,094    $     4,385        -29.4%
Net income per share:
     Basic                                                                 $      0.08    $      0.11        -27.3%
     Diluted                                                               $      0.08    $      0.11        -27.3%
Average shares outstanding:
     Basic                                                                      39,110         38,695
     Diluted                                                                    39,520         39,510


                                                                             26 Weeks       26 Weeks
                                                                               Ended          Ended
                                                                             July 31,       August 2,      Percent
                                                                               2004           2003         Change
                                                                           -----------    -----------      --------
Net sales                                                                  $   682,336    $   612,959         11.3%
Operating income                                                           $    16,463    $    18,662        -11.8%
Net income                                                                 $    10,518    $    12,242        -14.1%
Net income per share:
     Basic                                                                 $      0.27    $      0.32        -15.6%
     Diluted                                                               $      0.27    $      0.31        -12.9%
Average shares outstanding:
     Basic                                                                      39,085         38,569
     Diluted                                                                    39,583         39,328



                                     -MORE-

FRED Reports Second Quarter Results
Page 4
August 26, 2004


                                   FRED'S INC.
                   Unaudited Fiscal 2004Second Quarter Results
                    (in thousands, except per share amounts)

                                                               13 Weeks                     13 Weeks
                                                                 Ended                        Ended
                                                               July 31,         % of        August 2,       % of
                                                                 2004           Total         2003          Total
                                                              -----------       ------    -----------       -------
Net sales                                                     $   340,850       100.0%    $   302,270        100.0%
Cost of goods sold                                                246,880        72.4%        217,326         71.9%
                                                              -----------       ------    -----------       -------
Gross profit                                                       93,970        27.6%         84,944         28.1%
Selling, general and administrative expenses                       88,990        26.1%         78,259         25.9%
                                                              -----------       ------    -----------       -------
Operating income                                                    4,980         1.5%          6,685          2.2%
Interest expense, net                                                 220         0.1%            100          0.0%
                                                              -----------       ------    -----------       -------
Income before income taxes                                          4,760         1.4%          6,585          2.2%
Provision for income taxes                                          1,666         0.5%          2,200          0.7%
                                                              -----------       ------    -----------       -------
Net income                                                    $     3,094         0.9%    $     4,385          1.5%
                                                              ===========       ======    ===========       =======
Net income per share:
     Basic                                                    $      0.08                 $      0.11
                                                              ===========                 ===========
     Diluted                                                  $      0.08                 $      0.11
                                                              ===========                 ===========
Weighted average shares outstanding:
     Basic                                                         39,110                      38,695
                                                              ===========                 ===========
     Diluted                                                       39,520                      39,510
                                                              ===========                 ===========

                     Unaudited Fiscal 2004 Six-Month Results
                    (in thousands, except per share amounts)

                                                               26 Weeks                     26 Weeks
                                                                 Ended                        Ended
                                                               July 31,         % of        August 2,       % of
                                                                 2004           Total         2003          Total
                                                              -----------       ------    -----------       -------
Net sales                                                     $   682,336       100.0%    $   612,959        100.0%
Cost of goods sold                                                491,572        72.0%        440,067         71.8%
                                                              -----------       ------    -----------       -------
Gross profit                                                      190,764        28.0%        172,892         28.2%
Selling, general and administrative expenses                      174,301        25.6%        154,230         25.2%
                                                              -----------       ------    -----------       -------
Operating income                                                   16,463         2.4%         18,662          3.0%
Interest expense, net                                                 282         0.1%            197          0.0%
                                                              -----------       ------    -----------       -------
Income before income taxes                                         16,181         2.3%         18,465          3.0%
Provision for income taxes                                          5,663         0.8%          6,223          1.0%
                                                              -----------       ------    -----------       -------
Net income                                                    $    10,518         1.5%    $    12,242          2.0%
                                                              ===========       ======    ===========       =======
Net income per share:
     Basic                                                    $      0.27                 $      0.32
                                                              ===========                 ===========
     Diluted                                                  $      0.27                 $      0.31
                                                              ===========                 ===========
Weighted average shares outstanding:
     Basic                                                         39,085                      38,569
                                                              ===========                 ===========
     Diluted                                                       39,583                      39,328
                                                              ===========                 ===========


                                     -MORE-

FRED Reports Second Quarter Results
Page 5
August 26, 2004

                                   FRED'S INC.
                             Unaudited Balance Sheet
                                 (in thousands)

                                                                                      July 31,          August 2,
                                                                                        2004              2003
                                                                                    -------------    --------------
ASSETS:
Cash and cash equivalents                                                           $       5,264    $        2,202
Inventories                                                                               270,767           218,770
Receivables and other current assets                                                       25,073            22,073
                                                                                    -------------    --------------
     Total current assets                                                                 301,104           243,045
Property and equipment, net                                                               143,777           126,837
Other noncurrent assets                                                                     4,410             4,345
                                                                                    -------------    --------------
     Total assets                                                                   $     449,291    $      374,227
                                                                                    =============    ==============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable                                                                    $      63,089    $       54,327
Current portion of indebtedness                                                                36                36
Current portion of capital lease obligation                                                   675               705
Accrued expenses & other                                                                   22,631            17,839
Current deferred tax liability                                                             12,219            11,273
Income taxes                                                                                2,984                 0
                                                                                    -------------    --------------
     Total current liabilities                                                            101,634            84,180

Indebtedness                                                                               35,365             8,489
Deferred tax liability                                                                      7,478             7,328
Capital lease obligations                                                                   1,340             2,031
Other noncurrent liabilities                                                                2,607             2,655
                                                                                    -------------    --------------
     Total liabilities                                                                    148,424           104,683
Shareholders' equity                                                                      300,867           269,544
                                                                                    -------------    --------------
     Total liabilities and shareholders' equity                                     $     449,291    $      374,227
                                                                                    =============    ==============

                                     -END-